Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 25, 2007, with respect to the financial statements of ZARS, Inc., in the Registration Statement (Form S-1) and related Prospectus of ZARS, Inc. for the registration of shares of its common stock.
Salt Lake City, Utah
June 8, 2007